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                                                                        CONTACT:
                                           Media - Lillian Kilroy (410) 277-2833
                             Investment Community - Melissa Kelly (410) 277-2080


                    PROVIDENT BANKSHARES CORPORATION REPORTS
                              RECORD 2005 EARNINGS
  CONSUMER AND COMMERCIAL LOAN AND DEPOSIT GROWTH LEADS TO 18% RISE IN EARNINGS

BALTIMORE: (January 19, 2006) - Provident Bankshares Corporation (NASDAQ: PBKS), the parent company of Provident Bank, reported a record $73 million in net income, or $2.17 per diluted share, for 2005. The Company reported $19 million in net income, or $0.57 per diluted share, for the fourth quarter of 2005.

In the fourth quarter of 2005, Provident demonstrated consistent progress in improving the quality as well as the level of earnings. This was achieved by continuing the transition of the Bank's balance sheet from wholesale to core banking activities and maintaining a consistent level of fee-based revenues. Despite the challenges presented by a flattening yield curve, the Company continued to produce quarterly improvement in the net interest margin. Net income increased on a lower level of assets and a higher level of capital. Credit conditions were ideal and contributed to the Company's continued decline in loan charge-off rates.

"I am pleased with our solid results in the fourth quarter and throughout 2005. Our success was driven by consistent execution of our corporate strategies, which resulted in balanced accomplishments across our various markets and lines of business," said Kevin G. Byrnes, President and Chief Operating Officer.

DIVIDEND DECLARED

Provident Bankshares announced today that its Board of Directors has declared a quarterly cash dividend of $0.285 per share. This is the forty-ninth consecutive quarterly dividend increase. The quarterly cash dividend will be paid on February 10, 2006 to stockholders of record at the close of business on January 30, 2006.

FOURTH QUARTER FINANCIAL HIGHLIGHTS

Results for the fourth quarter 2005 compared to fourth quarter 2004:
o   Net income increased .6% to $19 million
o   Net interest margin improved to 3.59% from 3.40%
o   Return on assets increased to 1.19% from 1.16%
o Home equity and commercial real estate average loans increased 30% and 22%, respectively
o   Average total deposits increased 6.7% and reached a record high $4 billion
o Net charge-offs as a percentage of average loans improved to 9 basis points from 28 basis points
o Capital ratios remained strong with a leverage ratio of 8.40% and total risk-based capital ratio of 11.93%.

FOURTH QUARTER RESULTS

Provident Bankshares reported net income for the quarter ending December 31, 2005 of $19 million, or $0.57 per diluted share. The financial results reflect the Company's continued improvement in financial fundamentals through the transition of the balance sheet.

Provident's experience and expertise in real estate lending resulted in fourth quarter 2005 growth in average home equity loans of $203 million, or 30%, and growth in average commercial real estate loans of $218 million, or 22%, from fourth quarter 2004. The growth in real estate loans offset planned reductions in average originated and acquired residential loans and investments of $209 million and $318 million, respectively, from fourth quarter 2004.

Average deposit balances increased $252 million, or 7%, to a record high $4 billion in fourth quarter 2005. Growth in average deposits from consumer and commercial customers comprised $165 million of the increase, reflecting the benefit of the Bank's expansion into new markets in recent years. Commercial customers in the Virginia region were a particularly strong source of the deposit growth from fourth quarter 2004 to fourth quarter 2005, contributing $88 million of net deposit growth, primarily in demand accounts.

Service charges on deposit accounts, commissions and other fee income increased 14% from fourth quarter 2004, to $25 million in fourth quarter 2005. Non-interest expense increased $2.7 million in fourth quarter 2005. Non-recurring charges relating to the Company's benefit plans accounted for approximately $1 million of the increase. The remainder of the increase was associated with higher costs of regulatory compliance and costs to maintain support for the Bank's expanded franchise.

2005 FULL YEAR RESULTS

Provident's core banking growth, including the positive impact of the 2004 merger with Southern Financial, translated into record 2005 earnings. For the full year ended December 31, 2005, net income totaled $73 million, an 18% increase over 2004. Diluted earnings per share of $2.17 grew 8% from the 2004 level. Solid loan and deposit growth in the Bank's expanded franchise, combined with reductions in its wholesale assets and liabilities, resulted in improvements in key financial measures. The net interest margin improved 18 basis points in 2005, growing to 3.52% for the year. Return on assets improved from 1.02% in 2004 to 1.14% in 2005. Growth in total revenue of 10% was evenly balanced between growth in net interest income of 9% and growth in fees and other non-interest income of 11% over 2004 levels.

Net charge-offs declined by $3.4 million, or 38%, to a record low of $5.5 million, or 0.15% of average loans in 2005. Strong asset quality within the loan portfolio is a reflection of management's credit policies and strategy of shifting the balance sheet to core loan portfolios. In addition, credit conditions remained favorable during 2005. The allowance for loan losses, at 1.24% of period-end loans, was a 1.77 multiple of non-performing loans, which remained stable at $25.7 million at December 31, 2005.

Capital ratios continued to be strong, with a leverage ratio of 8.40% and a total risk-based capital ratio of 11.93% at December 31, 2005. The Corporation's tangible common equity ratio of 6.28% at December 31, 2005 reflected a return to levels prior to the merger with Southern Financial.

EXECUTION OF KEY BUSINESS STRATEGIES

The Bank's current business strategies are listed below:

o   Maximize Provident's position as the right size bank in the marketplace
o Grow and deepen consumer and small business relationships in Maryland and Virginia
o Grow and deepen commercial and real estate relationships in Maryland and Virginia
o Move from a product driven organization to a customer relationship focused sales culture
o Create a high performance culture that focuses on employee development and retention

Much was achieved in support of these key strategies during 2005. Three highlights of the year's performance are the introduction of Benefit Banking, home equity lending, and real estate lending.

In line with the organization's strategy of moving from a product driven organization to a customer relationship focused sales culture, Benefit Banking was introduced in 2005. This program rewards the Bank's retail customers who choose Provident to be their primary bank by providing them with special privileges to make the most of their money.

Home equity lending is a key component of Provident's strategy to grow and deepen consumer relationships in Maryland and Virginia. In 2005, home equity loan balances and new business production reached record levels. The strong housing market and focused selling efforts drove the size of individual average loan/line commitments up 22% over 2004.

In support of the Bank's strategy to grow and deepen commercial and real estate relationships in Maryland and Virginia, the real estate lending area continues to attract and retain the region's established and well-known builders and developers. Performance in both the Virginia and Maryland markets was strong, with average loan balances up 54% and 66%, respectively. Real estate lending has also been expanded into Delaware to better support current clients and to take advantage of new opportunities.

OUTLOOK FOR THE FUTURE

Commenting on the future for Provident Bankshares, Chairman and CEO Gary N. Geisel added, "Consumers, small businesses and large companies in the Baltimore, Washington and Richmond corridor consistently tell us that they value the personalized service, convenience and full array of products we provide. We operate in markets with tremendous growth, and the economic outlook for our region is positive. We are well positioned to capitalize on this opportunity and are comfortable with the consensus estimate for 2006."

ABOUT PROVIDENT BANKSHARES CORPORATION

Provident Bankshares Corporation is the holding company for Provident Bank, the second largest independent commercial bank headquartered in Maryland. With $6.4 billion in assets, Provident serves individuals and businesses in the key urban areas of Baltimore, Washington and Richmond through a network of 152 offices in Maryland, Virginia, and southern York County, PA. Provident Bank also offers related financial services through wholly owned subsidiaries. Securities brokerage, investment management and related insurance services are available through Provident Investment Center and leases through Court Square Leasing and Provident Lease Corp. Visit Provident on the web at www.provbank.com.

WEBCAST INFORMATION

Provident Bankshares Corporation's fourth quarter earnings teleconference will be webcast at 10:00 AM ET on Thursday, January 19, 2006. The conference call will include a discussion of the Company's fourth quarter 2005 results of operations and may include forward-looking information. The conference call will be simultaneously webcast at www.provbank.com and archived through February 3, 2006, 5:00 PM. To listen to the conference call, please go to the Company's website at least 15 minutes early to register, download, and install any necessary software. When in the Company's website, click on the link to "About Provident" and "Investor Relations" and look under "Upcoming Events" and then click on the link to "Provident Bankshares Corporation Fourth Quarter 2005 Results" audio webcast and download Real Player or Media Player as necessary. An audio replay of the teleconference will be available through February 3, 2006, 5:00 PM by dialing 1-888-286-8010, passcode 57300884.

THIS PRESS RELEASE, AS WELL AS OTHER WRITTEN COMMUNICATIONS MADE FROM TIME TO TIME BY PROVIDENT BANKSHARES CORPORATION AND SUBSIDIARIES (THE "COMPANY") (INCLUDING, WITHOUT LIMITATION, THE COMPANY'S 2004 ANNUAL REPORT TO STOCKHOLDERS) AND ORAL COMMUNICATIONS MADE FROM TIME TO TIME BY AUTHORIZED OFFICERS OF THE COMPANY, MAY CONTAIN STATEMENTS RELATING TO THE FUTURE RESULTS OF THE COMPANY (INCLUDING CERTAIN PROJECTIONS AND BUSINESS TRENDS) THAT ARE CONSIDERED "FORWARD-LOOKING STATEMENTS" AS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 (THE PSLRA). SUCH FORWARD-LOOKING STATEMENTS MAY BE IDENTIFIED BY THE USE OF SUCH WORDS AS "BELIEVE," "EXPECT," "ANTICIPATE," "SHOULD," "PLANNED," "ESTIMATED," "INTEND" AND "POTENTIAL." EXAMPLES OF FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, POSSIBLE OR ASSUMED ESTIMATES WITH RESPECT TO THE FINANCIAL CONDITION, EXPECTED OR ANTICIPATED REVENUE, AND RESULTS OF OPERATIONS AND BUSINESS OF THE COMPANY, INCLUDING EARNINGS GROWTH DETERMINED BY USING U.S. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES ("GAAP"); REVENUE GROWTH IN CONSUMER BANKING, LENDING AND OTHER AREAS; ORIGINATION VOLUME IN THE COMPANY'S CONSUMER, COMMERCIAL AND OTHER LENDING BUSINESSES; ASSET QUALITY AND LEVELS OF NON-PERFORMING ASSETS; CURRENT AND FUTURE CAPITAL MANAGEMENT PROGRAMS; NON-INTEREST INCOME LEVELS, INCLUDING FEES FROM SERVICES AND PRODUCT SALES; TANGIBLE CAPITAL GENERATION; MARKET SHARE; EXPENSE LEVELS; AND OTHER BUSINESS OPERATIONS AND STRATEGIES. FOR THESE STATEMENTS, THE COMPANY CLAIMS THE PROTECTION OF THE SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS CONTAINED IN THE PSLRA.

THE COMPANY CAUTIONS YOU THAT A NUMBER OF IMPORTANT FACTORS COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CURRENTLY ANTICIPATED IN ANY FORWARD-LOOKING STATEMENT. SUCH FACTORS INCLUDE, BUT ARE NOT LIMITED TO: THE FACTORS IDENTIFIED IN THE COMPANY'S FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2004 UNDER THE HEADINGS "FORWARD-LOOKING STATEMENTS" AND "RISK FACTORS"; PREVAILING ECONOMIC AND GEOPOLITICAL CONDITIONS; CHANGES IN INTEREST RATES, LOAN DEMAND, REAL ESTATE VALUES AND COMPETITION, WHICH CAN MATERIALLY AFFECT, AMONG OTHER THINGS, CONSUMER BANKING REVENUES, REVENUES FROM SALES ON NON-DEPOSIT INVESTMENT PRODUCTS, ORIGINATION LEVELS IN THE COMPANY'S LENDING BUSINESSES AND THE LEVEL OF DEFAULTS, LOSSES AND PREPAYMENTS ON LOANS MADE BY THE COMPANY, WHETHER HELD IN PORTFOLIO OR SOLD IN THE SECONDARY MARKETS; CHANGES IN ACCOUNTING PRINCIPLES, POLICIES, AND GUIDELINES; CHANGES IN ANY APPLICABLE LAW, RULE, REGULATION OR PRACTICE WITH RESPECT TO TAX OR LEGAL ISSUES; RISKS AND UNCERTAINTIES RELATED TO ACQUISITIONS AND RELATED INTEGRATION AND RESTRUCTURING ACTIVITIES; CONDITIONS IN THE SECURITIES MARKETS OR THE BANKING INDUSTRY; CHANGES IN THE QUALITY OR COMPOSITION OF THE INVESTMENT PORTFOLIO; LITIGATION LIABILITIES, INCLUDING COSTS, EXPENSES, SETTLEMENTS AND JUDGMENTS; OR THE OUTCOME OF OTHER MATTERS BEFORE REGULATORY AGENCIES, WHETHER PENDING OR COMMENCING IN THE FUTURE; AND OTHER ECONOMIC, COMPETITIVE, GOVERNMENTAL, REGULATORY AND TECHNOLOGICAL FACTORS AFFECTING THE COMPANY'S OPERATIONS, PRICING, PRODUCTS AND SERVICES. ADDITIONALLY, THE TIMING AND OCCURRENCE OR NON-OCCURRENCE OF EVENTS MAY BE SUBJECT TO CIRCUMSTANCES BEYOND THE COMPANY'S CONTROL. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS WHICH ARE MADE AS OF THE DATE OF THIS REPORT, AND, EXCEPT AS MAY BE REQUIRED BY APPLICABLE LAW OR REGULATION, THE COMPANY ASSUMES NO OBLIGATION TO UPDATE THE FORWARD-LOOKING STATEMENTS OR TO UPDATE THE REASONS WHY ACTUAL RESULTS COULD DIFFER FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS.

IN THE EVENT THAT ANY NON-GAAP FINANCIAL INFORMATION IS DESCRIBED IN ANY WRITTEN COMMUNICATION, INCLUDING THIS PRESS RELEASE, OR IN OUR TELECONFERENCE, PLEASE REFER TO THE SUPPLEMENTAL FINANCIAL TABLES INCLUDED WITH THIS RELEASE AND ON OUR WEBSITE FOR THE GAAP RECONCILIATION OF THIS INFORMATION.

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

PROVIDENT BANKSHARES CORPORATION AND SUBSIDIARIES
FINANCIAL SUMMARY
(DOLLARS IN THOUSANDS,EXCEPT PER SHARE DATA)              Three Months Ended                        Three Months Ended
                                                             December 31,                               September 30,
                                                    -----------------------------------------    -------------------------
                                                        2005           2004        % Change          2005       % Change
                                                    -------------  -------------   ----------    -------------  ----------
SUMMARY INCOME STATEMENTS:
Net interest income                                  $    50,508    $    49,038          3.0 %    $    50,093         0.8 %
Provision for loan losses                                    400          1,505        (73.4)             826       (51.6)
Non-interest income                                       28,544         28,790         (0.9)          27,737         2.9
  Net gains (losses)                                         478            824        (42.0)             884       (45.9)
  Derivative gains (losses)                               (1,261)          (204)           -           (3,207)      (60.7)
Non-interest income, excluding total gains (losses)       29,327         28,170          4.1           30,060        (2.4)
Total revenue, excluding total gains (losses)             79,835         77,208          3.4           80,153        (0.4)
Non-interest expense                                      51,657         48,951          5.5           50,649         2.0
  Merger expense                                               -            275            -                -           -
Non-interest expense, excluding merger expense            51,657         48,676          6.1           50,649         2.0
Income tax expense                                         8,025          8,519         (5.8)           8,102        (1.0)
Net income                                                18,970         18,853          0.6           18,253         3.9

SHARE DATA:
Basic earnings per share                             $      0.58    $      0.57          1.8 %    $      0.55         5.5 %
Diluted earnings per share                                  0.57           0.56          1.8             0.54         5.6
Cash dividends paid per share                              0.280          0.260          7.7            0.275         1.8
Book value per share                                       19.14          18.68          2.5            19.05         0.5
Weighted average shares - basic                       32,904,879     33,161,703         (0.8)      32,939,059        (0.1)
Weighted average shares - diluted                     33,560,110     33,941,261         (1.1)      33,640,029        (0.2)
Common shares outstanding                             32,933,118     33,102,385         (0.5)      32,963,053        (0.1)

SELECTED RATIOS:
Return on average assets                                    1.19 %         1.16 %                        1.14 %
Return on average equity                                   12.06          12.16                         11.47
Return on average common equity                            11.77          12.23                         11.41
Net yield on average earning assets (t/e basis)             3.59           3.40                          3.55
Efficiency ratio                                           64.51          62.89                         63.08
Leverage ratio                                              8.40           8.29                          8.24
Tier I risk-based capital ratio                            10.94          11.82                         10.85
Total risk-based capital ratio                             11.93          12.89                         11.86

END OF PERIOD BALANCES:
Investment securities portfolio                      $ 1,905,355    $ 2,301,066        (17.2)%    $ 1,941,014        (1.8)%
Total loans                                            3,695,381      3,559,880          3.8        3,666,758         0.8
Assets                                                 6,354,952      6,571,416         (3.3)       6,405,013        (0.8)
Deposits                                               4,124,467      3,779,987          9.1        3,979,656         3.6
Stockholders' equity                                     630,326        618,423          1.9          627,972         0.4
Common stockholders' equity                              647,778        620,058          4.5          639,854         1.2

AVERAGE BALANCES:
Investment securities portfolio                      $ 1,927,955    $ 2,245,879        (14.2)%    $ 1,964,137        (1.8)%
Loans:
  Originated and acquired residential mortgage           479,884        689,445        (30.4)         541,096       (11.3)
  Home equity                                            879,598        676,169         30.1          831,987         5.7
  Other consumer                                         450,264        482,613         (6.7)         460,956        (2.3)
  Commercial real estate                               1,210,952        992,934         22.0        1,138,972         6.3
  Commercial business                                    649,191        663,491         (2.2)         662,337        (2.0)
Total loans                                            3,669,889      3,504,652          4.7        3,635,348         1.0
Earning assets                                         5,614,502      5,766,038         (2.6)       5,611,818         0.0
Assets                                                 6,330,442      6,463,566         (2.1)       6,334,883        (0.1)
Deposits:
  Noninterest-bearing                                    816,635        804,657          1.5          814,400         0.3
  Interest-bearing                                     3,200,304      2,960,711          8.1        3,090,705         3.5
Total deposits                                         4,016,939      3,765,368          6.7        3,905,105         2.9
Stockholders' equity                                     623,954        616,616          1.2          631,422        (1.2)
Common stockholders' equity                              639,588        613,328          4.3          634,905         0.7

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

PROVIDENT BANKSHARES CORPORATION AND SUBSIDIARIES
FINANCIAL SUMMARY
(DOLLARS IN THOUSANDS,EXCEPT PER SHARE DATA)                   Twelve Months Ended
                                                                  December 31,
                                                    ------------------------------------------
                                                        2005            2004        % Change
                                                    -------------   -------------   ----------
SUMMARY INCOME STATEMENTS:
Net interest income                                  $   198,710     $   182,213          9.1 %
Provision for loan losses                                  5,023           7,534        (33.3)
Non-interest income                                      112,509         100,968         11.4
  Net gains (losses)                                       1,292          (5,773)      (122.4)
  Derivative gains (losses)                               (4,367)          2,432            -
Non-interest income, excluding total gains (losses)      115,584         104,309         10.8
Total revenue, excluding total gains (losses)            314,294         286,522          9.7
Non-interest expense                                     200,737         183,728          9.3
  Merger expense                                               -           3,541            -
Non-interest expense, excluding merger expense           200,737         180,187         11.4
Income tax expense                                        32,509          29,939          8.6
Net income                                                72,950          61,980         17.7

SHARE DATA:
Basic earnings per share                             $      2.21     $      2.05          7.8 %
Diluted earnings per share                                  2.17            2.00          8.5
Cash dividends paid per share                               1.09            1.01          7.9
Book value per share                                       19.14           18.68          2.5
Weighted average shares - basic                       32,956,055      30,299,243          8.8
Weighted average shares - diluted                     33,655,673      30,971,104          8.7
Common shares outstanding                             32,933,118      33,102,385         (0.5)

SELECTED RATIOS:
Return on average assets                                    1.14 %          1.02 %
Return on average equity                                   11.70           12.12
Return on average common equity                            11.59           12.09
Net yield on average earning assets (t/e basis)             3.52            3.34
Efficiency ratio                                           63.39           62.72
Leverage ratio                                              8.40            8.29
Tier I risk-based capital ratio                            10.94           11.82
Total risk-based capital ratio                             11.93           12.89

END OF PERIOD BALANCES:
Investment securities portfolio                      $ 1,905,355     $ 2,301,066        (17.2)%
Total loans                                            3,695,381       3,559,880          3.8
Assets                                                 6,354,952       6,571,416         (3.3)
Deposits                                               4,124,467       3,779,987          9.1
Stockholders' equity                                     630,326         618,423          1.9
Common stockholders' equity                              647,778         620,058          4.5

AVERAGE BALANCES:
Investment securities portfolio                      $ 2,044,417     $ 2,185,124         (6.4)%
Loans:
  Originated and acquired residential mortgage           565,693         713,648        (20.7)
  Home equity                                            802,723         599,515         33.9
  Other consumer                                         461,219         495,854         (7.0)
  Commercial real estate                               1,109,272         892,204         24.3
  Commercial business                                    666,552         584,707         14.0
Total loans                                            3,605,459       3,285,928          9.7
Earning assets                                         5,664,773       5,486,577          3.2
Assets                                                 6,381,398       6,061,611          5.3
Deposits:
  Noninterest-bearing                                    808,137         730,889         10.6
  Interest-bearing                                     3,094,212       2,922,376          5.9
Total deposits                                         3,902,349       3,653,265          6.8
Stockholders' equity                                     623,319         511,383         21.9
Common stockholders' equity                              629,354         512,853         22.7